PRELIMINARY COPY
  FOR INFORMATIONAL PURPOSES ONLY

                        GENISYS RESERVATION SYSTEMS, INC.
                               2401 MORRIS AVENUE
                             UNION, NEW JERSEY 07083

                    Notice of Annual Meeting of Stockholders


To our Stockholders:

         The Annual Meeting of Stockholders of Genisys Reservation Systems, Inc., a New Jersey corporation (the "Corporation" or "Company"), will be held on Wednesday, December 9, 1998, at 11:00 a.m. local time, at the offices of the Corporation at 2401 Morris Avenue, 3rd Floor, Union, New Jersey, 07083, to consider and act upon the following matters. A proxy card for your use in voting on these matters is also enclosed.

         1. Electing eight (8) directors as recommended by the Board of Directors.

         2. Ratifying the appointment of independent auditors to examine and report on the financial statements of the Corporation for fiscal 1998, as recommended by the Board of Directors.

         3. Approval of the issuance of 1,100,000 shares of Common Stock and two Warrants, each in the amount of 800,000 shares to United Internet Technologies, Inc. (formerly known as United Leisure Interactive, Inc., as recommended by the Board of Directors.

         4. Approval of an amendment to the Corporation's Certificate of Incorporation to change the name of the Corporation to NetCruise Travel, Inc. and to restate the provisions of the Corporation's authorized Preferred Stock to correct certain inconsistencies, as recommended by the Board of Directors.

         5. Transacting any other business that may properly come before the meeting or any adjournment thereof.

         All stockholders of record at the close of business on October 30, 1998, are entitled to notice of and to vote at the meeting.

Dated: October 30, 1998

                                            By Order of the Board of Directors


                                            John H. Wasko
                                            Secretary
----------------------------------------------------------
Your Proxy is important no matter how many shares you own. Please mark your vote, fill in the date, sign and mail it today in the accompanying self-addressed envelope which requires no postage if mailed in the United States.

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                        GENISYS RESERVATION SYSTEMS, INC.

                                December 9, 1998
                               -----------------

                                 PROXY STATEMENT
                                -----------------

                               GENERAL INFORMATION


Proxy Solicitation

                  This Proxy Statement is furnished to the holders of Common Stock, $.0001 par value per share ("Common Stock") and Series A Preferred Stock ("Series A Preferred Stock") of Genisys Reservation Systems, Inc. and Subsidiaries ("Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on December 9, 1998, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

                  Proxies for use at the meeting will be mailed to stockholders on or about November 4, 1998 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

Revocability and Voting of Proxy

                  A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1, "FOR" the ratification of the appointment of Auditors as described in Proposal No. 2, "FOR" the approval of the issuance of 1,100,000 shares of Common Stock and two Warrants, each to purchase 800,000 shares of common stock of the

Company to United Internet Technologies, Inc. formally known as United Leisure Interactive, Inc. ("UIT") as described in Proposal No. 3 and "FOR" the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to NetCruise Travel, Inc. and to amend and restate the provisions of the Company's authorized Preferred Stock to correct certain inconsistencies as described in Proposal No. 4. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

Record Date and Voting Rights

                  Only stockholders of record at the close of business on October 30, 1998 are entitled to notice of and to vote at the Annual Meeting or any continuation or adjournment thereof. On that date there were 5,655,594 shares of the Company's Common Stock and 381,177 shares of the Company's Series A Preferred Stock outstanding. Each share of Common and Series A Preferred Stock is entitled to one vote per share. Any share of Common or Series A Preferred Stock held of record on October 30, 1998 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the stockholders present in person or by proxy at the meeting is required for the election of the directors, to ratify the appointment of Auditors, to approve the issuance of 1,100,000 shares of Common Stock and two Warrants, each to purchase 800,000 shares of the Company's common stock to UIT and to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to NetCruise Travel, Inc. and to restate the provisions of the Company's authorized Preferred Stock to correct certain inconsistencies. Directors and officers of the Company and certain other Shareholders holding approximately 22.4% of the outstanding Common Stock and all of the Series A Preferred Stock of the Company intend to vote "FOR" the slate of directors, "FOR" the ratification of the appointment of Auditors, and "FOR" the approval of the issuance of 1,100,000 shares of Common Stock and two Warrants, each to purchase 800,000 shares of the Company's common stock to UIT and "FOR" the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to NetCruise Travel, Inc. and to restate the provisions of the Company's authorized Preferred Stock to correct certain inconsistencies.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                  The By-Laws of the Company provide for a Board of Directors of not less than three (3) members. The Board of Directors currently consists of six (6) members. The Board of Directors has fixed the number of directors at eight (8) in accordance with the provisions of the Company's Bylaws. At the 1998 Annual Meeting, eight (8) directors will be elected to serve until the 1999 Annual Meeting of Stockholders and until their successors have been elected and qualified. Any vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for election at the next annual meeting of stockholders.

                  All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of the nominees.

         Election of the directors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Company's Common and Series A Preferred Stock.

         The Board of Directors recommends that the stockholders vote "FOR" the election of the following eight nominees (Item No. 1 on the proxy card).


                              NOMINEES FOR ELECTION


Name                   Age               Position

Lawrence E. Burk       57                President, Chief Executive Officer
                                          and Director

John H. Wasko          60                Chief Financial Officer,
                                         Secretary, Treasurer and Director

Mark A. Kenny          45                Director

David W. Sass          62                Director

S. Charles Tabak       66                Director

Warren D. Bagatelle    60                Chairman

Harry Shuster          63                Director

Brian Shuster          40                Director

The Company's Audit and  Compensation  Committees  consist of Messrs.  Warren D.
Bagatelle, S. Charles Tabak and David W. Sass. All officers of the Company devote their full time to the Company's business.

         Lawrence E. Burk joined the Company on June 23, 1997, as President, Chief Executive Officer, and Director following a 27 year career with Alexander & Alexander Services. From 1993 to early 1996, Mr. Burk served as Chairman and CEO of Alexander & Alexander, Inc., the U.S. Retail Subsidiary of A & A Services, and from early 1996 until the company's acquisition by AON Corporation in late 1996, Mr. Burk served as President and Chief Operating Officer of A & A International, the company's global retail operation. Mr. Burk served on the company's Global Retail Board from 1985; on A & A Services Operations Board from 1989; and on A & A Inc.s' Executive Committee and Operations Board from 1989. A & A was a NYSE listed Financial Services firm with revenues of over $1.3 billion. Mr. Burk has a B.A. degree in Economics from Southern Illinois University and is a member of the schools' Advisory Board.

         John H. Wasko has served the Company as a Director since April, 1986, as Secretary since September 1995, and as Treasurer and Chief Financial Officer since April 1996. Mr. Wasko has also served the Company as President and Chairman of the Board since its inception to August 1995, and as Treasurer from April 1986 to September 1987 and from May 1988 to August 1995. Mr. Wasko has also served as Chairman of the Board, President and Director of JEC Lasers, Inc., presently an inactive company, since it was organized in September 1977. He was awarded a bachelor of science degree in physics in 1963 and a master of science degree in physics (summa cum laude) in 1965 from Fairleigh Dickinson University.

         Mark A. Kenny, currently an employee of the Company, served as the Company's Executive Vice President from August 1995 to October 1996 and as a Director since August 1995. He has also served as Executive Vice President of Corporate Travel Link, Inc. the Company's wholly owned subsidiary ("Travel Link") from inception, March 1994 to November 1996 and as a Director since inception. From 1974 to November 1996, he was a partner of Country Club Transportation Services, a provider of limousine services, which he co-founded in 1974. Mr. Kenny is one of the original members of the New Jersey Business Travel Association and attended Seton Hall Preparatory School and Seton Hall
University. He is also a member of the Association of Corporate Travel Executives and a charter member of the New Jersey Limousine Association.

         David W. Sass has been a Director since April, 1997 and has been a practicing attorney in New York City for the past 38 years and is currently a senior partner in the law firm of McLaughlin & Stern, LLP, securities counsel to the Company. Mr. Sass is also a director of Pallet Management Systems, Inc., a company engaged in the manufacture and repair of wooden pallets and other packaging services and a director of The Harmat Organization, Inc., a New York based construction company and a member and Vice Chairman of the Board of Trustees of Ithaca College. Mr. Sass earned a B.A. from Ithaca College, a J.D. from Temple University School of Law and an L.L.M. (in taxation) from New York University School of Law.

         S. Charles Tabak has been a Director since April, 1997. Since 1991 he has been the Chief Executive Officer of Arc Medical & Professional, Inc., an employment agency specializing in placement of scientific, medical and office personnel. From 1969 to 1990, he was the Executive Vice President and General Counsel for Channel Home Centers Inc. From 1967 to 1969, he was the

Director of Finance of J.J. Newbury Co. Mr. Tabak is a past member of the Board of Directors of Channel Home Centers, Inc. and Charge A Plate Group of Greater New York. He is a graduate of both NYU School of Business and School of Law, and is admitted to practice law in New York state and before the U.S. Supreme Court.

Warren D. Bagatelle has been a Director and Chairman of the Board of the Company since August, 1995. He served as Chief Executive Officer of the Company from December 1996 through June, 1997. Since 1988, he has been a Managing Director at Loeb Partners Corporation, a New York City investment banking firm. Mr. Bagatelle is also a director of Energy Research Corporation, a company engaged in the development and commercialization of electrical storage and power generation equipment, principally fuel cells and rechargeable storage batteries. Mr. Bagatelle has a B.A. in economics from Union College and an M.B.A. from Rutgers University.

         Harry Shuster is currently Chairman of the Board of NetCruise Interactive, Inc., ("NetCruise"), a wholly owned subsidiary of the Company. Mr. Shuster served as Chairman of the Board, President and Chief Executive Officer of United Leisure Corporation ("ULC"), a public company, since April, 1975. Mr. Shuster is also the Chairman of he Board, President and Chief Executive Officer of Grand Havana Enterprise, Inc., a publicly traded company primarily engaged in the business of ownership and operation of private membership restaurants and cigar clubs. Mr. Shuster is also the Chairman of the Board of United Film Distributors, Inc., a privately held independent motion picture production corporation and the General Partner of HEP II, Inc., a limited partnership engaged in the motion picture production business. Mr. Shuster is the father of Mr. Brian Shuster.

         Brian Shuster is currently President of NetCruise. He has served as Chief Executive Officer, President and a director of United Film Distributors, Inc. since its inception in May, 1995. Since he has been with the United Film Distributors, Inc. he has served as the producer of seven films. Prior to joining United Film Distributors, Inc., he served as President of Beverly Hills Producers Group, a private production company, where he produced one motion picture, served as executive producer of another motion picture, and oversaw production of three other films. From 1990 until 1993 Mr. Shuster served as Vice President of Worldwide Entertainment Group, where he also produced three motion pictures. He is also currently a director of ULC and President of UIT and NetCruise, Inc. Mr. Shuster is the son of Mr. Harry Shuster.

Messrs. Harry Shuster and Brian Shuster are currently directors of UIT. The Company recently acquired certain assets and a technology license from UIT, which is a wholly owned subsidiary of ULC, as more fully described in Proposal No. 3. Messrs. Harry Shuster and Brian Shuster were elected as directors of the Company following this transaction pursuant to the acquisition agreement and will so serve for three (3) years, if so elected. In connection with this transaction, Mr. Brian Shuster received two warrants, each entitling him to purchase 200,000 shares of the Common Stock of the Company. One warrant is exercisable for 200,000 shares at $2.50 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $5,000,000 for the years 1999, 2000 and 2001. The other Warrant is exercisable for 200,000 shares at $6.00 per share and may be exercised between April 1, 2002 and June 30, 2002.

but only if NetCruise achieves profits equal to or exceeding $10,000,000 for the years 1999, 2000 and 2001.

         During 1998 the Board of Directors held four meetings and acted one time by unanimous written consent.

         Outside directors receive $1,000 for each board meeting attended in person and $250 for each committee meeting attended in person, as compensation for serving in such capacities during the fiscal year ending December 31, 1998.


                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Wiss & Company, LLP as independent auditors to examine and report on the consolidated financial statements of the Company for the year ending December 31, 1998, subject to stockholder ratification.

         During the year ending December 31, 1997, Wiss & Company, LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of its subsidiaries. Audit services also included a review of filings with the Securities and Exchange Commission and the Company's annual report on Form 10-KSB.

         Ratification of the appointment of Wiss & Company, LLP as independent auditors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Company's Common and Series A Preferred Stock.

         A representative of Wiss & Company, LLP will be present at the Annual Meeting.

         The Board of Directors recommends that the stockholders vote "FOR" ratification of this appointment (Item No. 2 on the proxy card).


                                 PROPOSAL NO. 3

          APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS TO UNITED
                         INTERNET TECHNOLOGIES, INC.


         On June 30, 1998 NetCruise acquired assets and a technology license from UIT in consideration of 2,000,000 shares of the Company's Common Stock and two warrants ("Warrants"), each entitling the holder to purchase 800,000 shares of the Common Stock of the Company. One warrant is exercisable for 800,000 shares at $2.50 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $5,000,000 for the years 1999, 2000 and 2001. The other Warrant is exercisable for 800,000 shares at $6.00 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $10,000,000 for the years 1999, 2000 and 2001. The Company has been advised that the issuance of such securities has caused the Company to inadvertently be in violation of a Nasdaq MarketPlace Rule because the issuance of the shares and Warrants amounted to more than 20% of the issued and outstanding shares of the Company and were not approved by Shareholders as required by such Rule. Nasdaq has advised the Company that the Company's Common Stock will be delisted unless the Company obtains Shareholder approval for these issuance to the extent that they violate the Rule. The Company and UIT have restructured the transaction by UIT returning to the Company 1,100,000 shares of Common Stock (retaining 900,000 shares) and the Warrants. The Company will issue to UIT 1,100,000 shares of Convertible Series B Preferred Stock (the "Series B Preferred Stock"), which Series B Preferred Stock is automatically convertible into 1,100,000 shares of the Company's Common Stock upon Shareholder approval of the issuance of the 1,100,000 shares of Common Stock and the Warrants. The Series B Preferred Stock carries a mandatory dividend of $275,000, payable on September 30, 1999 and a mandatory quarterly dividend at the rate of $68,750 commencing with the quarter ended December 31, 1999. No dividend will be payable if the Shareholders approve the issuance of the Common Stock and Warrants prior to the time that the dividend is payable.

         As a result of the transaction the Company acquired the Travel Web site called "Netcruise" and the license for "Parallel Addressing Video Technology" for all travel related applications, along with all of the software, computer systems and intellectual properties related to the travel business. The Company formed NetCruise as a wholly owned subsidiary for the purpose of operating an Internet travel agency featuring the technology obtained through this acquisition. Harry Shuster has been appointed Chairman and Brian Shuster the President of NetCruise. Pursuant to the acquisition agreement, Mr. Brian Shuster will receive $5,000 per month for his services as a consultant to the Company. In addition, Messrs. Harry Shuster and Brian Shuster have been serving as directors of the Company since the transaction closed and both have been nominated for election as directors of the Company.

         Approval of the issuance of 1,100,000 shares of Common Stock of the Company and Warrants to UIT requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Company's Common and Series A Preferred Stock.

         IN THE EVENT SHAREHOLDERS DO NOT APPROVE THE ISSUANCE, THE COMPANY'S SHARES OF COMMON STOCK WILL BE DELISTED FROM THE
NASDAQ SMALL CAP MARKET.

The Board of Directors recommends that the stockholders vote "FOR" approval of the issuance of Common Stock and Warrants to UIT. (Item No. 3 on the proxy card).

                                 PROPOSAL NO. 4

            TO AMEND ARTICLE FIRST AND FOURTH OF THE COMPANY'S CERTIFICATE
                                OF INCORPORATION

         The Board of Directors of the Company has unanimously adopted, subject to stockholder approval, a resolution to amend Articles FIRST and FOURTH of the Company's Certificate of Incorporation to (i) change the name of the Company from Gayness Reservation Systems, Inc. to NetCruise Travel, Inc. and (ii) restate the provisions of the Company's authorized Preferred Stock to correct certain inconsistencies.

Reasons for the Proposal

         With the acquisition of certain assets and the technology license from UIT, the Company expanded its travel business such that the current name is no longer descriptive of the Company's business. Management is of the opinion that the proposed new name is more descriptive. Through NetCruise the Company plans to become a provider of Internet travel services and the Board of Directors has determined that it is in the Company's best interest to change its name to be more identified with that of the operating subsidiary, and has adopted a resolution amending Article FIRST of the Certificate of Incorporation to reflect this change.

         The resolution approved by the Board of Directors amending Article FIRST is as follows:

         "FIRST: The name of the Corporation is NetCruise Travel, Inc."

         The Board of Directors adopted the resolution amending and restating Article FOURTH of the Company's Certificate of Incorporation to amend and restate the provisions of the Company's authorized Preferred Stock to correct certain inconsistencies in such provisions as they now exist. Such corrections are technical in nature and not deemed material.

         The resolution approved by the Board of Directors amending and restating Article FOURTH is as follows:

         "FOURTH: The total number of shares of stock which the Corporation shall be authorized to issue shall be 100,000,000 shares consisting of 75,000,000 shares of Common Stock with a par value per share of $.000l ("Common Stock"), and 25,000,000 shares of Preferred Stock with a par value per share of $.0001 ("Preferred Stock"). The following is a statement of the designations and the powers, privileges, rights, qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation:

         (a) The voting, dividend, liquidation and other rights and privileges of the holders of the Common Stock are subject to and qualified by any and all rights and privileges of the holders of Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting of shares of the Common Stock. Dividends shall be declared and paid on the Common Stock from funds legally available therefor when, as and if declared by the Board of Directors of the Corporation. Upon the dissolution or liquidation of the Corporation, all assets of the Company available for distribution to the holders of Common Stock shall be distributed ratably among the holders of the Preferred Stock, if any, and the holders of the Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

         (b) Preferred Stock may be issued at any time from time to time in one or more series, each of such series to have such powers, designations, preferences, rights, qualifications, limitations or restrictions as provided in this Certificate of Incorporation or by law or in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of' the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolution or resolutions, all to the full extent now or hereafter permitted by law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. All shares of Preferred Stock of the same series shall be identical with each other in all respects.

         Approval of the amendment to Articles FIRST and FOURTH of the Company's Certificate of Incorporation requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Company's Common and Series A Preferred Stock.

The Board of Directors recommends that the stockholders vote "FOR" approval of this Proposal No. 4.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following  tabulation shows the security ownership as of October 30, 1998 of
(i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (not including Steven E. Pollan who is the record owner of 293,216 shares. The Company contends it has the right to cancel such shares, because of certain disputes it has with Mr. Pollan. See "Certain Transactions," below ), (ii) each Director and Officer of the Company and (iii) all Directors and Officers as a group.

                                                 NUMBER OF             PERCENT
NAME & ADDRESS                                 SHARES OWNED            OF CLASS

Loeb Holding Corporation
As Escrow Agent (1)
61 Broadway
New York, NY 10006                              1,188,973               21.02%

Loeb Holding Corporation (2)
61 Broadway
New York, NY 10006                                 98,824                1.75%

United Internet Technologies, Inc. (3)
18081 Magnolia Avenue
Fountain Valley, CA 92708                           900,000              15.91%

Warren D. Bagatelle  (1)(2)
Loeb Partners Corporation
61 Broadway
New York, NY 10006                                1,287,797             22.77%

Mark A. Kenny
Genisys Reservation Systems
2401 Morris Avenue
Union, NJ 07083                                     324,175              5.73%

John H. Wasko (4)
Genisys Reservation Systems
2401 Morris Avenue
Union, NJ 07083                                     137,046              2.42%

Lawrence E. Burk (5)
Genisys Reservation Systems
2401 Morris Avenue
Union, NJ 07083                                    205,000               3.62%

S. Charles Tabak (6)
ARC Medical Professional Personnel
36 Route 10W, Suite D
East Hanover, NJ 07936                             17,000                  *

David W. Sass (6)
McLaughlin & Stern, LLP
260 Madison Ave. 18th Fl.
New York, NY 10016                                 15,000                  *

Harry Shuster
United Internet Technologies, Inc.
18081 Magnolia Avenue
Fountain Valley, CA 92708                             0                   *

Brian Shuster
United Internet Technologies, Inc.
18081 Magnolia Avenue
Fountain Valley, CA 92708                             0                   *

All Officers and Directors
as a group (6 persons)                         2,886,018                51.03%

---------------------
* less than 1%

         (1) Includes 853,679 shares of Common Stock purchased by Loeb Holding Corporation, as escrow agent for Warren D. Bagatelle, Managing Director of Loeb Partners Corp., HSB Capital (of which Warren Bagatelle is a partner), trusts for the benefit of families of two principals of Loeb Holding Corporation and three unaffiliated persons, 282,353 shares of Common Stock issuable upon conversion of 282,353 shares of Series A Preferred Stock of the Company and 52,941 shares of Common Stock issuable upon conversion of two Convertible Notes aggregating $112,500. Loeb Holding Corporation disclaims any beneficial interest in these shares.

         (2) Includes 98,824 shares of Common Stock issuable upon conversion of 98,824 shares of Series A Preferred Stock of the Company.

         (3) UIT will receive 1,100,000 shares of Series B Preferred Stock, convertible into 1,100,000 shares of Common Stock if Shareholders approve the issuance of 1,100,000 shares of Common Stock and two Warrants, each entitling the holder to purchase 800,000 shares of Common Stock. One warrant is exercisable for 800,000 shares at $2.50 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $5,000,000 for the years 1999, 2000 and 2001. The other Warrant is exercisable for 800,000 shares at $6.00 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $10,000,000 for the years 1999, 2000 and 2001.

         (4) Includes 14,362 shares of Common Stock owned of record by Joan E. Wasko, John Wasko's wife, of which Mr. Wasko disclaims beneficial ownership, but of which he may be deemed beneficial owner, a five (5) year option to purchase 35,000 shares of the Company's Common Stock at a price of $2.00 per share granted to Mr. Wasko by the Company on November 1, 1996, a five (5) year option to purchase an aggregate of 25,000 shares of Common Stock at a price of $6.00 per share granted on January 1, 1998 and 5,333 shares of Common Stock issuable upon conversion of Mr. Wasko's prorata share of a Convertible Note in the principal amount of $12,500.

         (5) Includes a five (5) year option to purchase an aggregate of 200,000 shares of Common Stock at a price of $6.00 per share granted on September 23, 1997.

         (6) Includes a five (5) year option to purchase 10,000 shares of Common Stock at a price of $6.00 per share granted on September 23, 1997.


                             EXECUTIVE COMPENSATION

         The following tabulation shows the total compensation paid by the Company for services in all capacities in fiscal years 1995, 1996 and 1997 to the officers of the Company.


Name and Principal                Year           Salary                  Bonus           Other Annual
Position                                                                                 Compensation
Lawrence E. Burk                  1997           $75,000 (1)             $0              $0
President & Chief                 1996           $0                      $0              $0
Executive Officer                 1995           $0                      $0              $0
Joseph Cutrona (2)                1997           $41,639                 $0              $6,667
                                  1996           $73,500                 $0              $5,000
                                  1995           $45,000                 $0              $3,840
Mark A. Kenny(3)                  1997           $64,231                 $0              $28,967
                                  1996           $42,000                 $0              $16,250
                                  1995           $44,795                 $0              $  3,840
John H. Wasko                     1997           $81,247                 $0              $20,000
Chief Financial Officer,          1996           $10,000                 $0              $49,500
Secretary & Treasurer             1995           $0                      $0              $  2,500
Warren D. Bagatelle               1997           $0                      $0              $59,500 (4)
Chairman                          1996           $0                      $0              $36,000 (5)
                                  1995           $0                      $0              $0

(1) Salary paid to Mr. Burk for the period June 23, 1997 thru December 31, 1997. Mr. Burk's Annual salary is $150,000.

(2) As of May 12, 1997, Mr. Cutrona was no longer an employee, Officer or Director of the Company.

(3) Mr. Kenny formerly was the Company's Executive Vice President and is currently an employee and a Director of the Company, but not an Officer of the Company.

(4) Includes $51,000 of consulting fees paid to Loeb Partners Corporation of which Warren D. Bagatelle is the Managing Director.

(5)      Represents consulting fees paid to Loeb Partners Corporation.

                              CERTAIN TRANSACTIONS

                  In February 1995, Loeb Holding Corporation, as escrow agent ("Loeb"), for Warren D. Bagatelle, HSB Capital, trusts for the benefit of families of two principals of Loeb Holding Corporation and three unaffiliated individuals, agreed to loan the Company $500,000 evidenced by a series of Convertible Promissory Notes ("Convertible Promissory Notes"). In September, 1995, Loeb converted the Convertible Promissory Notes into 841,455 common shares of the Company and two Term Promissory Notes, one in the principal amount of $475,000 and the other in the principal amount of $25,000.

         On August 11, 1995, Robotic Lasers, Inc. acquired Travel Link by issuing 1,682,924 shares of restricted new Common Stock of the Company in exchange for the shares of the common stock of Travel Link owned by Joseph Cutrona, Mark A. Kenny and Steven E. Pollan, which represented all the issued and outstanding shares of common stock of Travel Link.

         In August 1995 the Company granted Mr. Wasko a five (5) year option to purchase 25,000 shares of Common Stock at a price of $0.60 per share, which option has been exercised. In November, 1996 the Company granted Mr. Wasko a five (5) year option to purchase 35,000 shares of Common Stock at a price of $2.00 per share, and in January 1998 the Company granted Mr. Wasko a five (5) year option to purchase an aggregate of 25,000 shares of Common Stock at a price of $6.00 per share.

         On September 5, 1995 the Company entered into a three year consulting and investment banking agreement with Loeb Partners Corporation. Under the terms of the agreement the Company pays Loeb Partners Corporation $3,000 per month. Loeb Partners Corporation will also receive a fee for arranging private financing and acquisitions. This banking agreement has been extended by the Company for three (3) years. Mr. Warren D. Bagatelle, a Director and Chairman of the Company, is a Managing Director of Loeb Partners Corporation.

         During December 1995, Loeb agreed to loan the Company $250,000 evidenced by a series of Convertible Promissory Notes. In November 1996, Loeb converted the Convertible Promissory Notes into (i) two Term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500 issued in December 1995 and discussed below and (ii) 420,728 shares of Common Stock of the Company, of which 420,000 shares of Common Stock are owned by four unaffiliated parties. Loeb Holding Corporation did not receive any shares of Common Stock in this transaction.

         In March 1998 the holder of two Term Convertible Promissory Notes in the principal amounts of $475,000 and $237,500, converted $400,000 of the principal amount of the former note and $200,000 of the principal amount of the latter note into 188,235 shares and 94,118 shares respectively of the Series A Preferred Stock of the Company at a price of $2.125 per share.

         The Term Promissory Note in the amount of $25,000 and the Term Promissory Note in the amount of $12,500 issued in December 1995 were converted in March 1998 into 400,000 shares of the Common Stock of the Company at a price of $0.09375 per share.

         In August 1996, the Company gave notice to Mr. Pollan that it was canceling the 333,216 shares of Common Stock which had been issued to him in August of 1995. It is the Company's position that the Common Stock should be canceled because, among other reasons, Mr. Pollan failed to provide the services to the Company which were to be the consideration for the issuance of the shares. Mr. Pollan has commenced an action against the Company and others in the New Jersey Federal Court which contests the Company's effort to cancel the shares issued to him, and which seeks monetary damages and other relief. The action is in its preliminary stages, and no assurance can be given as to its ultimate outcome.

         During November and December 1996, the Company and Loeb Holding Corporation signed four eighteen (18) month Convertible Promissory Notes whereby Loeb Holding Corporation loaned the Company the sums of $75,000, $30,000, $10,000 and $95,000 (totaling $210,00). The Promissory Notes which bear interest at 10%, matured on May 11, 1998, May 25, 1998, June 2, 1998 and June 9, 1998. In
March 1998, Loeb, converted the total principal amount of the four Convertible Promissory Notes ($210,000) into 98,824 shares of the Series A Preferred Stock of the Company at a price of $2.125 per share.

         In connection with the acquisition of the assets and technology license from UIT by NetCruise, Mr. Brian Shuster received two warrants, each entitling him to purchase 200,000 shares of the Common Stock of the Company. One warrant is exercisable for 200,000 shares at $2.50 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $5,000,000 for the years 1999, 2000 and 2001. The other Warrant is exercisable for 200,000 shares at $6.00 per share and may be exercised between April 1, 2002 and June 30, 2002, but only if NetCruise achieves profits equal to or exceeding $10,000,000 for the years 1999, 2000 and 2001.
          For the year ended December 31, 1997 the Company paid to the firm of McLaughlin & Stern, LLP the sum of $145,762 for legal services. Mr. Sass, a director of the Company, is a member of said firm.

         The Company believes that each of these transactions was entered into on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

         The transactions described above involve actual or potential conflicts of interest between the Company and its officers or directors. In order to reduce the potential for conflicts of interest between the Company and its officers and directors, prior to entering into any transaction in which a potential material conflict of interest might exist, the Company's policy has been and will continue to be, that the Company does not enter into transactions with officers, directors or other affiliates unless the terms of the transaction are at least as favorable to the Company as those which would have been obtainable from an unaffiliated source. As of the date hereof, the Company has no plans to enter into any additional transactions which involve actual or potential conflicts of interest between the Company and its officers or directors. Should the Company enter into any such transaction in the future, it will not do so without first obtaining at least one fairness opinion from, depending on the nature of the transaction, either its own independent directors or from an independent investment banking firm.

                        OTHER BUSINESS TO BE TRANSACTED

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report on Form 10-KSB for the year ended December 31, 1997, is being mailed to Stockholders with this Proxy Statement.


                   STOCKHOLDER PROPOSAL - 1999 ANNUAL MEETING

         Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by April 30, 1999.

         The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                                   BY ORDER OF
                                                   THE BOARD OF DIRECTORS



                                                   JOHN H. WASKO, Secretary


New York, New York
October 30, 1998

                        GENISYS RESERVATION SYSTEMS, INC.

                                    P R O X Y

            This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Lawrence E. Burk and Warren D. Bagatelle as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common and preferred stock of Genisys Reservations Systems, Inc. held of record by the undersigned on October 30, 1998, at the Annual Meeting of Stockholders to be held on December 9, 1998, or any adjournment thereof.

1.       ELECTION OF DIRECTORS

For all nominees listed below                     Withhold Authority to
(Except as Marked to the                          Vote All Nominees Listed
Contrary)                 ___                     Below        ___

Lawrence E. Burk, John H. Wasko, Mark A. Kenny, David W. Sass, S. Charles Tabak, Warren D. Bagatelle, Harry Shuster and Brian Shuster.

2.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                           FOR [  ]          AGAINST [  ]      ABSTAIN  [  ]

3. APPROVAL OF THE ISSUANCE OF 1,100,00 SHARES OF COMMON STOCK AND TWO WARRANTS EACH IN THE AMOUNT OF 800,000 SHARES TO UNITED INTERNET TECHNOLOGIES, INC.

                           FOR [  ]          AGAINST [  ]      ABSTAIN  [  ]

4. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO NETCRUSE TRAVEL, INC. AND TO RESTATE THE PROVISIONS RELATING TO THE CORPORATION'S AUTHORIZED PREFERRED STOCK.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

         Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             Dated:                  , 1998


                                    Signature

                                                     Signature, if held jointly



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE


If you have had a change of address, please print or type your new address(s) on the line below.

---------------------------

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